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                                                                       EXHIBIT 1

                                 $100,000,000

                          REPUBLIC GROUP INCORPORATED

                   9.50% SENIOR SUBORDINATED NOTES DUE 2008

                              Purchase Agreement


                                 July 10, 1998

J.P. Morgan Securities Inc.
Dain Rauscher Wessels, a division of
     Dain Rauscher Incorporated
A.G. Edwards & Sons, Inc.
c/o  J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York 10260-0060

Ladies and Gentlemen:

     Republic Group Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the initial purchasers listed in Schedule I hereto (the "INITIAL PURCHASERS") $100,000,000 principal amount of its 9.50% Senior Subordinated Notes due 2008 (the "SECURITIES"). The Securities will be issued pursuant to the provisions of an indenture to be dated as of July 10, 1998 (the "INDENTURE") between the Company and UMB Bank, N.A., as trustee (the "TRUSTEE").

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon exemptions therefrom.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated June 26, 1998 (the "PRELIMINARY MEMORANDUM") and has prepared a final offering memorandum dated the date hereof (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, collectively, the "OFFERING MEMORANDUM"), for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities. As used herein, the terms "Preliminary Memorandum" and "Final Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" with respect to the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include
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the filing of any document with the Securities and Exchange Commission (the
"COMMISSION") deemed to be incorporated by reference therein.

     The purchasers of the Securities and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date and to be substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will file one or more registration statements with the Commission registering with the Commission the Securities or the Exchange Securities referred to (and as defined) in such Registration Rights Agreement.

     It is understood that concurrently with or prior to the closing of the offering and sale of the Securities, the Company will enter into a credit agreement with a syndicate of banks led by Morgan Guaranty Trust Company of New York and NationsBank, N.A. as co-agents, establishing a credit facility (the "NEW CREDIT FACILITY") in an aggregate principal amount of up to $85 million.
It is further understood that substantially all of the net proceeds from the offering, together with most of the net proceeds of borrowings under the New Credit Facility, will be used to finance the construction of a recycled paperboard mill in Lawton, Oklahoma (the "LAWTON MILL") or to repay indebtedness incurred in connection therewith. In connection with the construction of the Lawton Mill, the Company has entered into a long-term supply agreement dated as of May 15, 1998 with James Hardie Gypsum, Inc. (the "HARDIE CONTACT"), an equipment purchase agreement dated as of June 26, 1998 with Voith Sulzer Paper Technology, North America, Inc. (the "VOITH SULZER AGREEMENT") and an engineering, procurement and construction agreement dated as of June 26, 1998 with Fluor Daniel Inc. (the "FLUOR DANIEL AGREEMENT", and together with the Hardie Agreement, the Voith Sulzer Agreement and the New Credit Facility, the "TRANSACTION DOCUMENTS").

     The Company hereby agrees with the Initial Purchasers as follows:

     1. The Company agrees to issue and sell the Securities to the several Initial Purchasers as hereinafter provided, and the Initial Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto at a price (the "PURCHASE PRICE") equal to 97.375% of their principal amount plus accrued interest, if any, from July 15, 1998 to the date of payment and delivery.

     2. The Company understands that the Initial Purchasers intend (i) to offer privately and pursuant to Regulation S under the Securities Act ("REGULATION S") their respective portions of the Securities as soon after this

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Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum.

     The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Company the following representations and agreements:

           (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and

           (ii) (a) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("REGULATION D")), including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; (B) it will not solicit offers for, or offer to sell, the Securities in a manner involving a public offering within the meaning of
     Section 4(2) of the 1933 Act; and (C) it will solicit offers for the Securities only from, and will offer and initially sell the Securities only to, persons who it reasonably believes to be (x) in the case of offers inside the United States, "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act and (y) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum.

With respect to offers and sales outside the United States, as described in clause (ii)(B)(y) above, each Initial Purchaser hereby represents and agrees with the Company that:

           (i) it understands that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

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           (ii)  it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

           (iii) it understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

           (iv) it has offered the Securities and will offer and sell the Securities (x) as part of its distribution at any time and (y) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, nor any of its Affiliates, nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

           (v) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

           "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in this Section 2 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

     3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company at 9:00

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A.M. on July 15, 1998, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS
DAY" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Securities shall be made against delivery of the certificates evidencing the Securities registered in such names and issued in such denominations as the Initial Purchasers shall request no later than two Business Days prior to the Closing Date, at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 or at such other location as the Initial Purchasers and the Company may agree, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The certificates for the Securities will be made available for inspection by the Initial Purchasers at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 10:00 A.M., New York City time, on the Business Day prior to the Closing Date.

     4.    The Company represents and warrants to each Initial Purchaser that:

           (a) the Preliminary Memorandum did not, as of its date, and the Final Memorandum will not, in the form used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein;

           (b) the documents incorporated by reference in the Final Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state

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     a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (c) the financial statements, and the related notes thereto, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis (it being understood that the unaudited financial statements do not contain complete footnotes and are subject to normal fiscal year-end adjustments);

           (d) since the respective dates as of which information is given in the Preliminary Memorandum and Final Memorandum, there has not been any decrease in the capital stock or increase in long-term debt of the Company or any of its subsidiaries otherwise than as set forth or contemplated in the Offering Memorandum, or any material adverse change or any development involving a prospective material adverse change, in or affecting (i)(x) the expected timetable for the construction, start-up, commercial production and full operation of the Lawton Mill, (y) the anticipated cost of construction of the Lawton Mill and (z) the expected quantitative and qualitative production capability of the Lawton Mill, in each case as contemplated by the Offering Memorandum (collectively, the "LAWTON MILL DEVELOPMENT") or (ii) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

           (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memoran dum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

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           (f)   each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and, except as set forth on Exhibit B, are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

           (g) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company;

           (h) the Securities have been duly authorized, and, when executed, authenticated and issued under the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum;

           (i) the Exchange Securities have been duly authorized, and, when authenticated and issued under the Indenture and delivered in exchange for the Securities upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

           (j) the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding instrument of, the

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     Company; and the Registration Rights Agreement conforms to the description thereof in the Offering Memorandum;

           (k) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (i) its Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust or loan agreement or (iii) any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the execution, delivery and performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement, this Agreement and the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or, except as contemplated pursuant to the Loan Documents (as defined in the New Credit Facility) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for conflicts with, breaches of or defaults under agreements (other than any indenture or loan agreements) which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Securities, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties except for violations (other than violations of the Certificate of Incorporation or the By-Laws of the Company) which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Securities; and, except for the recording of the Mortgage (as defined in the New Credit Facility) and for the filing of Uniform Commercial Code financing statements as contemplated by the Loan Documents, no consent, approval, authorization, order, license, registration, qualification or notice of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights

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     Agreement, the Indenture or the Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations, qualifications or notices (i) as may be required under (A) state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (B) under the Securities Act with respect to the registration of the Exchange Securities pursuant to the terms of the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or (ii in the case of consents, approvals, authorizations, orders, licenses, registrations, qualifications or notices with respect to the Lawton Mill Development, such as are not, in the good faith business judgment of the Company's management, required to be obtained as of the date hereof and as of the Closing Date in order to meet the time schedule and cost estimates for the Lawton Mill Development contemplated by the Offering Memorandum;

           (l) except as set forth in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

           (m) neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

           (n) none of the Company, any affiliate (as defined in Rule 501(b) of Regulation D) of the Company or any person acting on behalf of any of them has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities
     Act) by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on behalf of any of them has complied

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     with and will implement the "offering restrictions" requirements of
     Regulation S;

           (o) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

           (p) assuming the accuracy of the representations of the Initial Purchasers contained in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended;

           (q) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company", as defined in the Investment Company Act of 1940, as amended;

           (r) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act;

           (s) each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and/or one or more of its subsidiaries, as applicable; each of the Transaction Documents is in full force and effect as of the date hereof and neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of the other parties thereto, is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any of the Transaction Documents, except for violations and defaults which individually or in the aggregate would not be material to the Lawton Mill Development, to the Company and its subsidiaries taken as a whole or to the issuance and sale of the Securities;

           (t) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names or licenses with respect thereto, currently employed by them in connection with the business now operated by them or necessary for the Lawton Mill Development except where the failure to own, possess or have the ability

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     to acquire the same could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or on the Lawton Mill Development, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or on the Lawton Mill Development;

           (u) the Company and its subsidiaries have good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

           (v) the Company and its subsidiaries have led all material Federal, state, and local tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Offering Memorandum there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary which could reasonably be expected to have, a material adverse effect on the Company and its subsidiaries taken as a whole ;

           (w) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities (including regulatory agencies) and all courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and to effect the Lawton Mill Development (except for licenses, permits, certificates, consents, approvals and other authorizations the failure to own, possess or obtain

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     which could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and except for licenses, permits, certificates, consents, approvals and other authorizations with respect to the Lawton Mill Development that are not, in the good faith business judgment of the Company's management, required to be obtained as of the date hereof and as of the Closing Date in order to meet the time schedule and cost estimates for the Lawton Mill Development), and neither the Company nor any such subsidiary has received any notice of any proceedings relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which revocation or modification could reasonably be expected to have, a material adverse effect on the Company and its subsidiaries taken as a whole or on the Lawton Mill Development, and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof except for violations which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole;

           (x) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

           (y) except as set forth in the Offering Memorandum, the Company and its subsidiaries (i) are in compliance with any and all applicable Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have, or would not reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole;

           (z) the Company has reasonably concluded that the costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities

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     and any potential liabilities to third parties) of the Company and its subsidiaries will not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

           (aa) none of the Company's subsidiaries is organized under the laws of, or has its principal place of business in, a jurisdiction located outside of the United States.

     5. The Company covenants and agrees with each of the several Initial Purchasers as follows:

           (a) to deliver to the Initial Purchasers as many copies of the Preliminary Memorandum, the Final Memorandum and any documents incorporated by reference therein (including any amendments and supplements thereto) as the Initial Purchasers may reasonably request;

           (b) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

           (c) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to the Initial Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law;

           (d) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such United States state or territorial jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to register or qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

           (e) for a period of three years beginning on the date hereof, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission (other than those portions as to which confidential treatment has been requested) or any national securities exchange or inter-dealer quotation system;

           (f) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell (except pursuant to the Registration Rights Agreement), or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities without the prior written consent of the Initial Purchasers;

           (g) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

           (h) to use its reasonable best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc. (the Company hereby confirms that it has authorized the Initial Purchasers to take steps necessary for that purpose);

           (i) to use its reasonable best efforts to have the Securities accepted for settlement through DTC, and if requested by the Initial Purchasers, Euroclear and Cedel (the Company hereby confirms that it has authorized the Initial Purchasers to take steps necessary for that purpose);

           (j) during the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them; provided that any individual that is an affiliate of the Company may resell Securities if such Securities upon acquisition by the purchaser thereof are freely tradeable under the 1933 Act.

           (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii incident to the preparation, printing and distribution of the Preliminary Memorandum and the Final Memorandum (including in each case all exhibits, amendments and supplements thereto), (ii incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such United States state or territorial jurisdictions as the Initial Purchasers may designate (including reasonable fees of counsel for the Initial Purchasers and their disbursements), (iv in connection with the approval for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the designation of the Securities as PORTAL securities), (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, any Blue Sky Memorandum and the furnishing to the Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi related to any filing with the National Association of Securities Dealers, Inc. with respect to the Securities or Exchange Securities, (vi payable to rating agencies in connection with the rating of the Securities, and (vi any expenses incurred by the Company in connection with a "road show" presentation to potential investors;

           (l) the Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby;

           (m) none of the Company, any of its affiliates (as defined in Rule 501(b) of Regulation D) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

           (n) none of the Company, any of its affiliates (as defined in Rule 144(a)(1) under the Securities Act) or any person acting on behalf of any of them will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S;

           (o) none of the Company, any of its affiliates (as defined in Regulation 501(b) of Regulation D) or any person acting on behalf of them will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby;

           (p) to comply with all of the terms and conditions of the Registration Rights Agreement; and

           (q) prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), and to enter into any necessary supplemental indentures in connection therewith.

     6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

           (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

           (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

           (c) since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any decrease in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries otherwise than as set forth or contemplated in the Offering Memorandum, or any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change, in or affecting the Lawton Mill Development or the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum;

           (d) the Initial Purchasers shall have received on and as of the Closing Date a certificate signed on behalf of the Company by Phil Simpson, the chief executive officer of the Company, and Doyle R. Ramsey, the chief financial officer of the Company, satisfactory to the Initial Purchasers to the effect set forth in Sections 6 and 6 and to the further effect that (i) there has not occurred any material adverse change, or any development which would reasonably be expected to result in a prospective material adverse change, in or affecting (A) the Lawton Mill Development or (B) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Offering Memorandum and (ii neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order to decree, otherwise than as set forth or contemplated in the Offering Memorandum;

           (e) Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

                 (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                 (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                 (iii) each of the Company's significant subsidiaries as defined in Rule 1-02 of Regulation S-X has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and, except as set forth on Exhibit B hereto, all of the outstanding shares of capital stock of each subsidiary, have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, to the best knowledge of such counsel free and clear of all liens, encumbrances, equities or claims;

                 (iv) other than as described in the Offering Memorandum, to the best of such counsel's knowledge (after due inquiry of the Company) there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

                 (v) this Agreement has been duly authorized, executed and delivered by the Company;

                 (vi) the Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum;

                 (vii) the Exchange Securities have been duly authorized, and, when authenticated and issued under the Indenture and delivered in exchange for the Securities upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

                 (viii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company;

                 (ix) the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, except that no opinion need be expressed with respect to the effect of federal or state securities laws and principles of public policy on the rights of indemnification and contribution contained therein;

                 (x) each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company;

                 (xi) to the knowledge of such counsel, neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws; to the knowledge of such counsel, the issue and sale of the Securities and the execution, delivery and performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement, this Agreement and the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or, except as expressly contemplated by the Loan Documents, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation that in our experience is typically applicable to transactions of the type contemplated by the Transaction Documents (and in any case excluding such violations as would not have a material adverse effect on the Company and its subsidiaries as a whole) of any court or governmental agency or bo dy having jurisdiction over the Company, any of its subsidiaries or any of their respective properties;

                 (xii) no consent, approval, authorization, order, license, registration, qualification or notice of, or with or to any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture (but excluding the Transaction Documents), except such consents, approvals, authorizations, registrations or qualifications as may be required under (A) state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (B) state securities or Blue Sky laws or the Securities Act with respect to the registration of the Exchange Securities pursuant to the terms of the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

                 (xiii) based upon the representations, warranties and agreements of the Company in this Agreement (other than the representations and warranties set forth in Section 4(p)) and of the Initial Purchasers in Section 2 of this Agreement (other than the representations and agreements set forth in Section 2(ii)(B)) and on the truth and accuracy of the representations and agreements deemed to be made by purchasers of the Securities contained in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 2 of this Agreement to register the Securities under the Securities

           Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended; provided however that such counsel need not express any opinion with respect to the conditions under which the Securities may be further resold;

                 (xiv) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

                 (xv) the statements in the Offering Memorandum under "Business--The Lawton Mill", "Business--The Hardie Agreement", "Business--Environmental Regulation", "Business--Legal Proceedings", "Description of New Credit Facility", "Description of Notes", "Plan of Distribution" (other than the last three paragraphs under such caption) and "Notice to Investors", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, accurately present in all material respects such legal matters, documents or proceedings;

                 (xvi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Offering Memorandum, will not be, an "investment company", as defined in the Investment Company Act; and

                 (xvii) such counsel (A) is of the opinion that each document filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Final Memorandum (except for the financial statements or other financial and statistical information included therein, as to which such counsel need express no opinion) complied as to form in all material respects, when filed with the Commission, with the Exchange Act; and (B) no facts have come to the attention of such counsel that lead such counsel to believe that (except for the financial statements or other financial and statistical information included or incorporated by reference therein as to which such counsel need express no belief) the Final Memorandum as of its date of issuance, or as amended or supplemented, if applicable, as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinions, such counsel may (A) as to matters involving the application of laws other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal securities laws of the United States, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, either (x) rely upon an opinion or opinions (reasonably satisfactory to the Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws or (y) for purposes of expressing its opinion assume (1) with respect to the Securities, Exchange Securities, Indenture, Registration Rights Agreement, New Credit Facility and this Agreement, that New York law is the same as Texas law, (2) with respect to the Fluor Daniel Agreement, that Oklahoma law is the same as Texas law, and (3) with respect to the Voith Sulzer Agreement, that California law is the same as Texas law; and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfacto ry to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon. With respect to the matters to be covered in Section 6(e)(xvii) above counsel may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto but is without independent check or verification except as specified.

     The opinion of Locke Purnell Rain Harrell (A Professional Corporation) described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

           (f) on the date of the issuance of the Offering Memorandum and also on the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

           (g) all of the conditions to borrowing under the New Credit Facility shall have been satisfied and not waived and the New Credit Facility shall have been executed by each of the parties thereto and shall be in full force and effect;

           (h) the Initial Purchasers shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel to the Initial

     Purchasers, as to such matters as you reasonably request, in form and substance satisfactory to you; and

           (i) on or prior to the Closing Date the Company shall have furnished to you such further certificates and documents as you shall reasonably request.

     7. The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser and, each affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by any breach or alleged breach of any of the representatives and warranties contained in Section 4, breach or alleged breach of any of the covenants contained in subparagraphs (l), (m), (n) and (o) of Section 5 or any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto) or the Preliminary Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein; provided
                                                                        --------
that the foregoing indemnity with respect to any preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) from whom the person asserting such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in the Preliminary Memorandum is eliminated or remedied in the Final Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto to such Initial Purchaser prior to the confirmation of the sale of such Securities to such person by such Initial Purchaser) and a copy of the Final Memorandum (as so amended or supplemented) shall not have been furnished to such person in connection with the sale of such Securities to such person, to the extent such claims asserted by such person do not include allegations of other untrue statements or omissions made in the Final Memorandum.

     Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Offering Memorandum or any amendment or supplement thereto.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel and counsel for the Indemnifying Person) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred reasonably promptly after receipt by the Indemnifying Party of a request therefor by the Indemnified Party. Any such separate firm for the Initial Purchasers, each affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities and such control persons of Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 120 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata
                                                   -
allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that the Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in
                                                               -
proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not
                                               -
limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and
                                                                         -
the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

     9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than such inability as results from the default hereunder of one or more Initial Purchaser) or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

     11. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, each affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No initial purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason of such purchase.

     12. Any action by the Initial Purchasers hereunder or under the Registration Rights Agreement may be taken by the Initial Purchasers jointly or by J.P. Morgan Securities Inc. alone on behalf of the Initial Purchasers, and any such action taken by the Initial Purchasers jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: 212-648-5348); Attention: Cathy Matanle, Syndicate Department. Notices to the Company shall be given to it at1320 Greenway Drive, Suite 920, Irving, Texas 75038-2548 (telefax: 316-727-2727)); Attention: Phil Simpson, and at 811 East 30th Avenue, Hutchinson, Kansas 67503 (telefax: 316-727-2727); Attention: Doyle
R. Ramsey.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding, please sign below.

                                     Very truly yours,

                                     REPUBLIC GROUP INCORPORATED



                                     By: /s/ Doyle R. Ramsey
                                        --------------------------------
                                        Name:  Doyle R. Ramsey
                                        Title: Vice President Finance



Accepted: July 15, 1998

J.P. MORGAN SECURITIES INC.
DAIN RAUSCHER WESSELS,
   a division of Dain Rauscher Incorporated
A.G. EDWARDS & SONS, INC.

By:  J.P. Morgan Securities Inc.


By: /s/ John Gilbert
   -----------------------------------------
   Name:  John Gilbert
   Title: Managing Director

                                   SCHEDULE I


                                        PRINCIPAL AMOUNT
                                         OF SECURITIES
INITIAL PURCHASER                       TO BE PURCHASED
-----------------                       ----------------

J.P. Morgan Securities Inc...............   $ 90,000,000

A.G. Edwards & Sons, Inc.................      5,000,000

Dain Rauscher Wessels, a division of
     Dain Rauscher Incorporated..........      5,000,000
                                            ------------

          Total:.........................   $100,000,000
                                            ============

                                                                       EXHIBIT B




Approximately 99% of the issued and outstanding capital stock of Hollis & Eastern Railroad Company, an Oklahoma corporation, is owned by Republic Gypsum Company, a wholly-owned subsidiary of the Company. The remaining approximately 1% is owned by individuals.

The New Credit Facility will impose liens on the stock of the Company's direct and indirect subsidiaries.